UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2007
VERTRUE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-21527	06-1276882
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

20 Glover Avenue
Norwalk, Connecticut	06850
(Address of principal
executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (203) 324-7635
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 3.03. Material Modification to Rights of Security Holders
Item 5.01. Changes in Control of Registrant
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1: AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
EX-3.2: AMENDED AND RESTATED BYLAWS
EX-4.1: FIRST SUPPLEMENTAL INDENTURE
EX-10.1: FIRST LIEN CREDIT AGREEMENT
EX-10.2: SECOND LIEN CREDIT AGREEMENT
EX-10.3: EMPLOYMENT AGREEMENT
EX-10.4: RESTRICTED SHARE PURCHASE PLAN
EX-99.1: PRESS RELEASE

Introductory Note
     On August 16, 2007, Vertrue Incorporated (the “Company” or “Vertrue”) completed its merger with Velo Acquisition Inc. (“Acquisition”), pursuant to which Vertrue has been acquired by an investment group consisting of One Equity Partners II, L.P., OEP II Partners Co-Invest, L.P., OEP II Co-Investors, L.P. (collectively, “OEP”), Brencourt Credit Opportunities Master Ltd., Brencourt BD, LLC (collectively, “Brencourt”), Rho Ventures V, L.P. and Rho Ventures V, Affiliates, L.L.C. (collectively, “Rho” and, together with OEP and Brencourt, the “Sponsors”) with participation by Gary A. Johnson, Chairman, President and Chief Executive Officer of the Company, and certain other members of management pursuant to the Agreement and Plan of Merger, dated as of March 22, 2007, by and among the Company, Velo Holdings Inc. (“Parent”) and Acquisition, a wholly owned subsidiary of Parent, as amended (the “Merger Agreement”). To consummate the merger, Acquisition was merged with and into the Company (the “Merger”), with the Company as the surviving corporation of the Merger and a wholly owned subsidiary of Parent.
     The Merger was financed with:
•	equity contributions from the Sponsors and certain members of the Company’s management, and the rollover of a portion of the Company common stock held by each of Mr. Johnson and Brencourt (collectively, the “Investors”);

•	a new $430.0 million first lien term credit facility and a new first lien revolving credit facility providing financing of up to $30.0 million (none of which was drawn at the closing of the Merger); and

•	a new $200.0 million second lien term credit facility.
Item 1.01. Entry into a Material Definitive Agreement
1. First Lien Credit Agreement
          Generally
     In connection with the Merger, on August 16, 2007, the Company entered into a First Lien Credit Agreement (the “First Lien Credit Agreement”) with Acquisition, Parent, the lenders party thereto, Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “First Lien Administrative Agent”) and collateral agent (in such capacity, the “First Lien Collateral Agent”), JPMorgan Chase Bank, N.A., as syndication agent, and Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners.
     The First Lien Credit Agreement provides Acquisition and the Company, as borrowers, with a $430 million term loan (the “First Lien Term Loan”) and a $30 million revolving credit facility (which includes a $15 million letter of credit sub-facility and a $10 million swingline loan sub-facility) (the “Revolving Credit Facility”). Following the consummation of the Merger, the sole borrower under the First Lien Credit Agreement is the Company. The First Lien Credit

Agreement also provides the Company with the ability to request an increase of the term loan facility and the revolving credit facility in an aggregate amount not to exceed $100 million.
          Use of Proceeds
     The full amount of the First Lien Term Loan under the First Lien Credit Agreement was available at the closing of the Merger and was used as one of the sources of funds to pay the Company’s shareholders cash consideration for their shares in the Merger, pay transaction fees and expenses and refinance certain indebtedness of the Company (including pursuant to the funding of an escrow arrangement). The Revolving Credit Facility will be available to provide working capital for the Company and its subsidiaries, and for other general corporate purposes.
          Maturity
     The First Lien Term Loan will mature on August 16, 2014 and the Revolving Credit Facility will expire on August 16, 2013.
          Interest Rates and Fees
     Amounts borrowed by the Company under the First Lien Credit Agreement will, at the option of the Company, bear interest at the following rates: (a) a Eurodollar rate, which is equal to (i) for the applicable interest period selected by the Company of 1, 2, 3 or 6 months or, if available, 9 or 12 months, the rate for deposits appearing on Reuters Page LIBOR01 (or if such source is not available, a comparable publicly available source chosen by the First Lien Administrative Agent), plus (ii) a margin of 3.00%; or (b) an alternate base rate, which will be (i) the sum of the higher of (x) the prime lending rate of interest published by the British Banking Association Reuters Page 5 (or if such source is not available, a comparable source chosen by the First Lien Administrative Agent) from time to time as the prime rate, and (y) the federal funds rate plus 0.50%; plus (ii) a margin of 2.00%.
     The Company will be required to pay a quarterly letter of credit fee on the aggregate outstanding amounts of letters of credit equal to the margin attributable to the Eurodollar-based interest rate described above plus 0.25%. The Company will also pay a quarterly commitment fee equal to 0.50% per annum on the undrawn portion of the Revolving Credit Facility.
          Prepayments
     Under the First Lien Credit Agreement, the Company is required to prepay outstanding First Lien Term Loans, subject to certain exceptions, with:
•	the net cash proceeds from sales of property and assets of Company and its subsidiaries (excluding, among other things, sales of inventory in the ordinary course of business);

•	net cash proceeds of casualty insurance and condemnation payments;

•	net cash proceeds from the incurrence of additional indebtedness for borrowed money; and

•	50% of the excess cash flow of Parent and its subsidiaries (unless the consolidated total leverage ratio of Parent and its subsidiaries remains below certain thresholds).
     In addition, the Company may, upon prior notice, prepay borrowings of the First Lien Term Loan and the Revolving Credit Facility under the First Lien Credit Agreement in full or in part without premium or penalty. Any prepayment with respect to a Eurodollar-based loan must include reimbursement for any funding losses of the lenders resulting from the prepayment. The Company may also voluntarily reduce the unutilized portion of the commitments under the Revolving Credit Facility without premium or penalty.
          Amortization
     The Company is required to make scheduled quarterly payments on the First Lien Term Loan equal to 0.25% of the initial aggregate principal amount of the First Lien Term Loans, with the balance due at maturity.
          Certain Covenants and Events of Default
     Under the First Lien Credit Agreement, Parent is required to comply, on a quarterly basis, with a maximum consolidated total leverage ratio covenant beginning with the fiscal quarter ended December 31, 2007. The First Lien Credit Agreement also contains various negative covenants, subject to specified exceptions, including (among other things) limitations on: (a) indebtedness; (b) liens; (c) mergers, consolidations and liquidations; (d) sales of assets; (e) dividends and distributions or repurchases of equity securities; (f) investments, loans and advances; (g) payment of certain permitted debt or the Second Lien Term Loans (as defined below); (h) transactions with affiliates; (i) sale and leaseback transactions; and (j) changes in the nature of the Company’s business.
     The First Lien Credit Agreement includes certain customary representations and warranties, affirmative covenants, and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, material judgments, the invalidity of the documentation with respect to the First Lien Credit Agreement in any material respect, the failure of the security interests in any material collateral created under the security documents for the First Lien Credit Agreement to be enforceable or to have the purported priority thereunder, and a change of control of Parent or the Company. If an event of default occurs, the lenders under the First Lien Credit Agreement will be entitled to take certain actions, including the acceleration of all amounts due under the First Lien Credit Agreement and all actions permitted to be taken by a secured creditor.
          Guarantees and Collateral
     All obligations under the First Lien Credit Agreement are unconditionally guaranteed by Parent and certain of the Company’s direct and indirect wholly-owned domestic subsidiaries, subject to customary exceptions. In addition, pursuant to the First Lien Guarantee and Collateral Agreement, dated August 16, 2007 (the “First Lien Guarantee and Collateral Agreement”), by and among the Company, Parent, Acquisition, the subsidiary guarantors party thereto and the First Lien Collateral Agent, all of the obligations under the First Lien Credit Agreement are secured by a perfected first priority security lien and interest in, subject to certain exceptions:

•	all shares of capital stock or other ownership interest (including intercompany debt) held by Parent, the Company, Acquisition and the subsidiary guarantors (except in the case of a foreign entity, which will be limited to 65% of the outstanding of capital stock of or other ownership interest of such foreign entity); and

•	all existing and future property and assets, real and personal, of Parent, Acquisition, the Company and each subsidiary guarantor, and all proceeds and products of such property and assets (subject to certain exceptions).
          Certain Relationships
     The lenders or their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. OEP manages investments and commitments for JP Morgan Chase & Co., an affiliate of JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc., in direct private equity transactions. OEP is managed by OEP Holding Corporation, a wholly-owned indirect subsidiary of JPMorgan Chase & Co.
2. Second Lien Credit Agreement
          Generally
     In connection with the Merger, on August 16, 2007, the Company entered into a Second Lien Credit Agreement (the “Second Lien Credit Agreement”) with Acquisition, Parent, the lenders party thereto, Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Second Lien Administrative Agent”) and collateral agent (in such capacity, the “Second Lien Collateral Agent”), JPMorgan Chase Bank, N.A., as syndication agent, and Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners.
     The Second Lien Credit Agreement provides Acquisition and the Company, as borrowers, with a $200 million term loan (the “Second Lien Term Loan”). Following the consummation of the Merger, the sole borrower under the Second Lien Credit Agreement is the Company.
          Use of Proceeds
     The full amount of the Second Lien Term Loan under the Second Lien Credit Agreement was available at the closing of the Merger and was used as one of the sources of funds to pay the Company’s shareholders cash consideration for their shares in the Merger, pay transaction fees and expenses and refinance certain indebtedness of the Company (including pursuant to the funding of an escrow arrangement).

          Maturity
     The Second Lien Term Loan will mature on August 14, 2015.
          Interest Rates and Fees
     Amounts borrowed by the Company under the Second Lien Credit Agreement will, at the option of the Company, bear interest at the following rates: (a) a Eurodollar rate, which is equal to (i) for the applicable interest period selected by the Company of 1, 2, 3 or 6 months or, if available, 9 or 12 months, the rate for deposits appearing on Reuters Page LIBOR01 (or if such source is not available, a comparable publicly available source chosen by the Second Lien Administrative Agent), plus (ii) a margin of 7.00%; or (b) an alternate base rate, which will be (i) the sum of the higher of (x) the prime lending rate of interest published by the British Banking Association Reuters Page 5 (or if such source is not available, a comparable source chosen by the Second Lien Administrative Agent) from time to time as the prime rate, and (y) the federal funds rate plus 0.50%; plus (ii) a margin of 6.00%.
          Prepayments
     Under the Second Lien Credit Agreement, the Company is required to prepay outstanding Second Lien Term Loans, subject to certain exceptions, with:
•	the net cash proceeds from sales of property and assets of Company and its subsidiaries (excluding, among other things, sales of inventory in the ordinary course of business);

•	net cash proceeds of casualty insurance and condemnation payments; and

•	net cash proceeds from the incurrence of additional indebtedness for borrowed money.
     In addition, the Company may, upon prior notice, prepay borrowings of the Second Lien Term Loan under the Second Lien Credit Agreement in full or in part at any time after August 16, 2008 which prepayment must be accompanied by a premium of 2% of the principal prepaid in connection with any optional prepayment made from August 17, 2008 to August 18, 2009 or 1% of the principal prepaid in connection with any optional prepayment made from August 17, 2009 to August 16, 2016. Any prepayment with respect to a Eurodollar-based loan must include reimbursement for any funding losses of the lenders resulting from the prepayment.
          Certain Covenants and Events of Default
     Under the Second Lien Credit Agreement, Parent is required to comply, on a quarterly basis, with a maximum consolidated total leverage ratio covenant beginning with the fiscal quarter ended December 31, 2007. The Second Lien Credit Agreement also contains various negative covenants, subject to specified exceptions, including (among other things) limitations on: (a) indebtedness; (b) liens; (c) mergers, consolidations and liquidations; (d) sales of assets; (e) dividends and distributions or repurchases of equity securities; (f) investments, loans and advances; (g) payment of certain permitted debt; (h) transactions with affiliates; (i) sale and leaseback transactions; and (j) changes in the nature of the Company’s business.

     The Second Lien Credit Agreement includes certain customary representations and warranties, affirmative covenants, and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, material judgments, the invalidity of the documentation with respect to the Second Lien Credit Agreement in any material respect, the failure of the security interests in any material collateral created under the security documents for the Second Lien Credit Agreement to be enforceable or to have the purported priority thereunder, and a change of control of Parent or the Company. If an event of default occurs, the lenders under the Second Lien Credit Agreement will be entitled to take certain actions, including the acceleration of all amounts due under the Second Lien Credit Agreement and all actions permitted to be taken by a secured creditor.
          Guarantees and Collateral
     All obligations under the Second Lien Credit Agreement are unconditionally guaranteed by Parent and certain of the Company’s direct and indirect wholly-owned domestic subsidiaries, subject to customary exceptions. In addition, pursuant to the Second Lien Guarantee and Collateral Agreement, dated August 16, 2007 (the “Second Lien Guarantee and Collateral Agreement”), by and among the Company, Parent, Acquisition, the subsidiary guarantors party thereto and the Second Lien Collateral Agent, all of the obligations under the Second Lien Credit Agreement are secured by a perfected second priority security lien and interest in, subject to certain exceptions:
•	all shares of capital stock or other ownership interest (including intercompany debt) held by Parent, the Company, Acquisition and the subsidiary guarantors (except in the case of a foreign entity, which will be limited to 65% of the outstanding of capital stock of or other ownership interest of such foreign entity); and

•	all existing and future property and assets, real and personal, of Parent, Acquisition, the Company and each subsidiary guarantor, and all proceeds and products of such property and assets (subject to certain exceptions).
          Certain Relationships
     The lenders or their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. OEP manages investments and commitments for JP Morgan Chase & Co., an affiliate of JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc., in direct private equity transactions. OEP is managed by OEP Holding Corporation, a wholly-owned indirect subsidiary of JPMorgan Chase & Co.

3. First Supplemental Indenture
     On August 16, 2007, the Company entered into a First Supplemental Indenture to that certain Indenture, dated as of September 30, 2003 (the “Convertible Notes Indenture”), by and between the Company and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee, pursuant to which the Company issued its $90 million 5.50% Convertible Senior Subordinated Notes Due 2010 (the “Convertible Notes”).
     The purpose of the First Supplemental Indenture is to amend the Convertible Notes Indenture to provide that, upon consummation of the Merger, the Convertible Notes shall cease to be convertible into the right to receive the Company common stock and shall instead be convertible solely into cash, in an amount equal to the product of $50.00 and the number of shares (including fractional shares) of the Company common stock issuable upon conversion of the Convertible Notes pursuant to the Convertible Notes Indenture immediately prior to the effective time of the Merger, without interest thereon.
Item 1.02 Termination of a Material Definitive Agreement
1. Satisfaction and Discharge of Senior Notes
     On August 16, 2007, the Company redeemed all of its outstanding 9 1/4% Senior Notes due 2014 (the “Senior Notes”), at the aggregate redemption price of $171,661,042, comprised of principal in the amount of $150,000,000, accrued and unpaid interest in the amount of $5,203,125 and a premium in the amount of $16,457,917. The Senior Notes so redeemed constituted all of the Senior Notes governed pursuant to that certain Indenture, dated as of April 13, 2004, as supplemented (the “Senior Notes Indenture”), among the Company, each of the guarantors named therein and LaSalle Bank, National Association, as Trustee. As a result of such redemption, on August 16, 2007, the Company satisfied and discharged all of the Senior Notes, and as a result thereof the Senior Notes Indenture generally ceased to be of further effect.
2. Second Amended and Restated Credit Agreement
     On August 16, 2007, in connection with the Merger, the Second Amended and Restated Credit Agreement, dated as of March 17, 2006, by and among the Company, the lenders parties thereto and LaSalle Bank, National Association, as Agent (the “LaSalle Credit Agreement”), was terminated, a $53,648.61 commitment fee on the unused portion of the credit facility was paid, which amount constituted the entire amount owed under the credit facility (other than contingent indemnification obligations not yet owing), and the liens incurred in connection therewith were discharged. The LaSalle Credit Agreement was a $50 million revolving credit facility. The LaSalle Credit Agreement had a maturity date of March 31, 2009.
3. Termination of Equity Incentive Plans
     Immediately upon the effective time of the Merger, the Company’s 1995 Stock Option Plan, 1995 Directors Option Plan, 1996 Option Plan, 2005 Equity Incentive Plan and 2006 Restricted Stock Plan for Non-Employee Directors were terminated and all rights under such plans were cancelled.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth in Sections 1 and 2 of Item 1.01 is incorporated by reference into this Item 2.03.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     The Company notified The Nasdaq Stock Market LLC (“Nasdaq”) on August 16, 2007 that the Merger was completed. The Company requested that its common stock be suspended from the Nasdaq Global Select Market, effective at the close of market on August 16, 2007, and that Nasdaq file with the Securities and Exchange Commission an application on Form 25 to delist the Company’s common stock from the Nasdaq Global Select Market. Relying on Rule 12d2-2(a)(3) of the Exchange Act, Nasdaq filed such Form 25 on August 16, 2007.
Item 3.03. Material Modification to Rights of Security Holders
     On August 16, 2007, pursuant to the terms of the Merger Agreement, each share of the Company common stock issued and outstanding immediately prior to the effective time of the Merger (other than certain excluded shares) was canceled and automatically converted into the right to receive $50.00 per share in cash, without interest.
Item 5.01. Changes in Control of Registrant
     On August 16, 2007, pursuant to the terms of the Merger Agreement, the Company consummated the Merger. The Company was the surviving corporation in the Merger. As a result of the Merger, the Company became a wholly owned subsidiary of Parent. As of the closing of the Merger, OEP and its affiliates owned approximately 61.7 percent of the outstanding voting stock of Parent, Brencourt owned approximately 9.6 percent of the outstanding voting stock of Parent, Rho owned approximately 5.8 percent of the outstanding voting stock of Parent, Mr. Johnson owned approximately 12.6 percent of the outstanding voting stock of Parent, and certain other members of the Company’s management collectively owned approximately 10.3 percent of the outstanding voting stock of Parent.
     The aggregate consideration paid in connection with the Merger was approximately $855 million, including the payoff of existing debt and the payment of fees and expenses related to the Merger. The aggregate consideration was funded by the new senior secured term credit facilities described in Item 1.01 above, as well as by equity financing from the Investors and existing funds at the Company.
     On August 16, 2007, the Investors and Parent entered into a stockholders agreement (the “Stockholders Agreement”), pursuant to which, the board of directors of Parent and the Company shall consist of at least seven (7) members, including, (i) one (1) member designated by each of Brencourt and Rho, (ii) the chief executive officer of the Company and (iii) each other person designated by OEP.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
1. Directors
     Upon consummation of the Merger on August 16, 2007, pursuant to the Merger Agreement, the following individuals ceased to be members of the board of directors of the Company: Alec L. Ellison, Joseph E. Heid, Robert Kamerschen, Michael T. McClorey, Edward M. Stern and March S. Tesler. On August 16, 2007, immediately upon the consummation of the Merger, Gary A. Johnson, Paul Bartlett, James Koven, Christian Ahrens, Dan Selmonosky, Henry Briance and William Collins became the directors of Parent and the Company. Messrs. Koven, Ahrens and Selmonosky are each a managing director of OEP Holding Corporation and Mr. Briance is an associate at OEP. Mr. Bartlett is a partner at Rho and Mr. Collins is a managing director at Brencourt.
     As a result of their respective positions with OEP and/or OEP Holding Corporation, the ultimate general partner of OEP, one or more of Messrs. Koven, Ahrens, Selmonosky or Briance may be deemed to have an indirect material interest in (i) management fees payable to OEP by Parent for management services to Parent and its subsidiaries, including the Company, and (ii) acquisition fees paid to OEP at the closing of the Merger in connection with services provided to Parent and Acquisition in connection with the Merger. As a result of Mr. Collins’ position with Brencourt, Mr. Collins may be deemed to have an indirect material interest in management fees payable to Brencourt or its affiliates by Parent for management services to Parent and its subsidiaries, including the Company. As a result of Mr. Bartlett’s position with Rho, Mr. Bartlett and may be deemed to have an indirect material interest in management fees payable to Rho or its affiliates by Parent for management services to Parent and its subsidiaries, including the Company.
2. Employment Agreement
     As of August 16, 2007, the Company entered into a definitive employment agreement with Gary A. Johnson. The terms of Mr. Johnson’s employment agreement include:
•	The initial term of Mr. Johnson’s employment agreement is four years, which may be extended thereafter and is subject to early termination;

•	Mr. Johnson’s annual base salary is $750,000, which is subject to discretionary annual increase, but not decrease. Mr. Johnson is also eligible to earn an annual bonus as a percentage of his annual salary, based upon the extent to which annual performance targets are achieved. Mr. Johnson’s bonus target is 135.6% of his annual base salary for fiscal year 2008, 158% of his annual base salary for fiscal year 2009 and 180% of his annual base salary for 2010. Mr. Johnson is entitled to participate in all employee and fringe benefit plans of the Company that are offered to the senior executives of the Company;

•	Effective upon the Closing, Mr. Johnson was granted the right to purchase restricted shares of Parent common stock equal in value to $1,430,636. Such restricted stock will become vested over a four year period from the Closing, with

25% becoming vested on each anniversary of the Closing, subject to accelerated vesting in certain circumstances;

•	If Mr. Johnson’s employment terminates due to death or disability, he would be entitled to receive: (i) any base salary and any bonus that is earned and unpaid through the date of termination; (ii) accrued but unpaid expenses required to be reimbursed, (iii) unused vacation accrued to the date of termination; (iv) the employee benefits, if any, as to which he is then entitled under the Company’s employee benefit plans; (v) the greater of (A) 50% of his annual bonus target or (B) a pro rata portion of the annual bonus target for the year of termination based on the number of days worked over 365 (the “pro rata bonus”); and (vi) in the case of disability, continued coverage under the Company’s group health, medical and dental plans until age 65 on the terms and conditions generally applicable to active executives (the payments and benefits described in (i) through (iii) being “accrued rights”);

•	If Mr. Johnson’s employment is terminated by the Company without “cause” or if Mr. Johnson terminates his employment following a “constructive termination” (each a “qualifying termination”), he will be entitled to (i) the accrued rights; (ii) a cash severance payment equal to (A) if the qualifying termination occurs (x) within the two-year period following the consummation of the Merger or (y) upon a subsequent change of control of the Company or Parent, the product of 2.99 times the sum of his base salary and his highest targeted bonus in the year of termination and the three prior fiscal years, or (B) if the qualifying termination occurs after the two-year period following the consummation of the Merger, but prior to a subsequent change of control of the Company or Parent, the product of two or three, at Mr. Johnson’s election at the time of the termination of his employment, which will also be the length of his non-compete period, times the sum of his base salary and his highest targeted bonus in the year of termination and the three prior fiscal years; (iii) the pro rata bonus; (iv) continued coverage under the Company’s group health, medical and dental plans for two years on the terms and conditions generally applicable to active executives; (v) continued term life insurance coverage for two years on the terms and conditions in effect at the time of termination; (vi) reimbursement of up to $25,000 for outplacement services; and (vii) a pro rata payment of bonuses under the Company’s long term incentive plan for each open cycle. All severance payments are to be paid in accordance with the Company’s normal payroll practices, except that if the qualifying termination occurs upon a change of control of the surviving corporation or Parent, and that change of control is consistent with the applicable definitions contained in the regulations promulgated under Internal Revenue Code section 409A, payments are to be made in a lump sum within 15 days of his termination date;

•	In the event that Mr. Johnson’s termination of employment is not a qualifying termination or a termination due to death or disability, he will only be entitled to the “accrued rights”;

•	In the event that Mr. Johnson’s termination occurs within the two-year period following the consummation of the Merger, the Company will provide Mr. Johnson with a full 280G gross-up against any excise taxes which he may incur as a result of the Merger; and

•	Mr. Johnson will be subject to a covenant not to compete and not to solicit employees and customers of the Company for a two-year period after his termination of employment, except that if his employment terminates following the second anniversary of the consummation of the Merger, but prior to a change of control of the Company or Parent, he will be subject to either a two or three year, at his election at that time, covenant not compete and not to solicit and will be entitled to severance benefits for that same two or three year period as he so elects.
3. Velo Holdings Inc. Restricted Share Purchase Plan
     On August 16, 2007, Parent adopted the Velo Holdings Inc. Restricted Share Purchase Plan (the “Restricted Share Plan”) and authorized the purchase of restricted shares of Parent by management of the Company. The Restricted Share Plan is administered by the Board of Directors of Parent, which approves awards of the opportunity to purchase restricted shares to employees recommended by the Company’s chief executive officer. The total number of restricted shares authorized under the Restricted Share Plan represents 15% of the voting stock of Parent. Shares of restricted stock purchased under the Restricted Share Plan vest in 25 percent increments over a period of 4 years, provided that the recipient remains employed by the Company. Each share of restricted stock is subject to the transfer restrictions, repurchase rights and other restrictions pursuant to the terms of the Stockholders’ Agreements. On August 16, 2007, restricted shares of class A common stock of Parent representing approximately 5.5% of the voting stock of Parent were awarded under the Restricted Share Plan to Gary A. Johnson.
Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year
     Pursuant to the terms of the Merger Agreement, effective immediately upon consummation of the Merger, (i) the certificate of incorporation of Acquisition as in effect immediately prior to the Merger (except that Article I thereof shall read, “The Name of the Corporation is Vertrue Incorporated”) became the amended and restated certificate of incorporation of the Company, the surviving corporation, and (ii) the by-laws of Acquisition as in effect immediately prior to the Merger became the amended and restated by-laws of the Company, the surviving corporation. A copy of the amended and restated certificate of incorporation and the amended and restated by-laws of Vertrue are each attached as an exhibit hereto and are incorporated herein by reference.
Item 8.01. Other Events
     On August 16, 2007, the Company issued a press release announcing the consummation of the Merger, which press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

No.	Description

3.1	Amended and Restated Certificate of Incorporation of Vertrue Incorporated

3.2	Amended and Restated Bylaws of Vertrue Incorporated

4.1	First Supplemental Indenture dated as of August 16, 2007, between Vertrue Incorporated and Deutsche Bank Trust Company Americas, as trustee, relating to the 5.50% Convertible Senior Subordinated Notes Due 2010

10.1	First Lien Credit Agreement, dated as of August 16, 2007, among Velo Holdings Inc., Velo Acquisition Inc., Vertrue Incorporated, the several banks and other financial institutions or entities from time to time parties thereto, Lehman Commercial Paper Inc., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., as syndication agent, and Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners

10.2	Second Lien Credit Agreement, dated as of August 16, 2007, among Velo Holdings Inc., Velo Acquisition Inc., Vertrue Incorporated, the several banks and other financial institutions or entities from time to time parties thereto, Lehman Commercial Paper Inc., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., as syndication agent, and Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners

10.3	Employment Agreement, dated as of August 16, 2007, by and between Vertrue Incorporated and Gary A. Johnson+

10.4	Velo Holdings Inc. Restricted Share Purchase Plan, adopted August 16, 2007+

99.1	Press Release dated August 16, 2007

+	These exhibits relate to management contracts or compensatory plans or arrangements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTRUE INCORPORATED

Date: August 16, 2007

	By:	/s/ James B. Duffy
Name: James B. Duffy
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description

3.1	Amended and Restated Certificate of Incorporation of Vertrue Incorporated

3.2	Amended and Restated Bylaws of Vertrue Incorporated

4.1	First Supplemental Indenture dated as of August 16, 2007, between Vertrue Incorporated and Deutsche Bank Trust Company Americas, as trustee, relating to the 5.50% Convertible Senior Subordinated Notes Due 2010

10.1	First Lien Credit Agreement, dated as of August 16, 2007, among Velo Holdings Inc., Velo Acquisition Inc., Vertrue Incorporated, the several banks and other financial institutions or entities from time to time parties thereto, Lehman Commercial Paper Inc., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., as syndication agent, and Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners

10.2	Second Lien Credit Agreement, dated as of August 16, 2007, among Velo Holdings Inc., Velo Acquisition Inc., Vertrue Incorporated, the several banks and other financial institutions or entities from time to time parties thereto, Lehman Commercial Paper Inc., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., as syndication agent, and Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners

10.3	Employment Agreement, dated as of August 16, 2007, by and between Vertrue Incorporated and Gary A. Johnson+

10.4	Velo Holdings Inc. Restricted Share Purchase Plan, adopted August 16, 2007+

99.1	Press Release dated August 16, 2007

+	These exhibits relate to management contracts or compensatory plans or arrangements.